Exhibit 99.1

COMBIMATRIX CORPORATION REPORTS

THIRD QUARTER 2011 FINANCIAL RESULTS

Testing Services Revenue and Test Volumes Exceed 30% Growth as

Sales Force, Customer Base and Test Menu Expand

IRVINE, California, November 10, 2011 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for cancer and developmental disorders, reported today that total revenues for the third quarter of 2011 increased 20% to $1.2 million from $1.0 million in the third quarter of 2010.  Diagnostic services revenues during the third quarter of 2011, which comprised all of the revenues generated, increased 31% compared to diagnostic services revenues of $924,000 recognized during the third quarter of 2010.   The Company performed a total of 1,157 billable diagnostic tests for 101 customers in the third quarter of 2011, compared to 967 tests for 77 customers in the third quarter of 2010.  For the nine months ended September 30, 2011, diagnostic services revenues increased by 34% to $3.3 million as compared to $2.5 million for the comparable 2010 period.

CombiMatrix President and Chief Executive Officer Judd Jessup said, “Our focus for the year is to build our commercial base and expand our menu, and we generated great commercial momentum entering the fourth quarter.  Despite some summer seasonality in the developmental side of the business, we were pleased to see revenues and test volumes continue to ramp year-over-year and new customer additions continue through the third quarter.

“The additions of gene mutation analysis and karyotyping are beginning to make an impact on the order flow and the type of customers that we can approach,” continued Jessup. “Based on that growing menu, our expanded sales force and a terrific response to our solid tumor offering at the CAP Annual Meeting in September, we signed new lab customers in the third quarter and have entered discussions with several more in the past weeks,” concluded Jessup.

Net loss from continuing operations during the third quarter of 2011 was $(2.0 million), or $(0.19) per basic and diluted share from continuing operations, compared to $(1.9 million), or $(0.25) per basic and diluted share from continuing operations in the third quarter of 2010.  The increase for the periods presented was due primarily to higher sales and marketing charges from expansion of the Company’s sales force and commercialization efforts during 2011 as compared to 2010.

Cash and cash equivalents totaled $7.9 million as of September 30, 2011, compared to $6.6 million as of December 31, 2010.  Net cash flows (used in) provided by operating activities were $(5.1 million) and $11.0 million for the nine months ended September 30, 2011 and 2010, respectively.  Operating cash flows for the nine months ended September 30, 2010 included the receipt of $19.4 million in net litigation settlement proceeds.  Contributing to the improvement in net cash flows used in operating activities (excluding net litigation settlement proceeds) for the periods presented was the Company’s restructuring plan executed in 2010, whereby the former CustomArray operations in Mukilteo, Washington were shut down.

Conference Call

CombiMatrix will host a conference call at 8:00 a.m. Pacific Time (11:00 a.m. Eastern) today to discuss the third quarter 2011 financial results.  To attend the presentation by phone, dial 1-800-441-0022 for domestic callers and 1-719-325-2180 for direct-dial or international callers. To listen to the call via CombiMatrix’s website, go to www.combimatrix.com in the Investor/Events section, (http://investor.combimatrix.com/events.cfm).

A replay of the presentation will be available following the presentation, either via the CombiMatrix website Investor/Events section (http://investor.combimatrix.com/events.cfm) or by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for direct-dial international callers. When prompted, enter playback pin number 6001094.  The call will also be webcast live and can be accessed at CombiMatrix’s website at www.combimatrix.com, in the Investor/Events section, (http://investor.combimatrix.com/events.cfm).

About Combimatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Diagnostics (“CMDX”), is a CAP/CLIA certified molecular diagnostics laboratory offering comprehensive profiling of chromosomes and genes for both oncology and pre- and postnatal developmental disorders.  CombiMatrix Diagnostics offers a comprehensive and proprietary analysis of cancer tumors at the DNA, or molecular level.  CombiMatrix was the first commercial clinical laboratory in the United States to make comprehensive DNA-based genomic analysis of solid tumors, including breast, colon, lung, prostate and brain tumors, available to oncology patients and medical professionals.  CombiMatrix also offers pre- and postnatal testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies. Additional information about CombiMatrix Corporation is available at www.combimatrix.com.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future business, operational and strategic plans, test menu expansion, services and reports development and attracting greater prenatal genetic screening business.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, steadily increase the size of our customer rosters in both developmental medicine and oncology; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; legislative, regulatory and competitive developments; general economic conditions; and various other factors.

Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
R. Judd Jessup	Matthew H. Clawson
President & CEO, CombiMatrix Corporation	Partner, Allen & Caron, Inc.
Tel (949) 753-0624	Tel (949) 474-4300
matt@allencaron.com

COMBIMATRIX CORPORATION

CONSOLIDATED SUMMARY FINANCIAL INFORMATION

(In thousands, except share and per share information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues:
Services	$1,212	$924	$3,334	$2,492
Products	—	90	—	258
Total revenues	1,212	1,014	3,334	2,750
Operating expenses:
Cost of products and services	642	579	1,965	1,557
Research and development	345	575	1,005	1,810
Sales and marketing	733	360	1,961	1,358
General and administrative	1,481	1,376	4,176	4,519
Patent amortization and royalties	46	16	127	157
Goodwill impairment	—	—	—	16,918
Total operating expenses	3,247	2,906	9,234	26,319
Operating loss	(2,035)	(1,892)	(5,900)	(23,569)
Other income (expense):
Litigation settlement gain	—	—	—	19,385
Loss from early extinguishment of debt	—	—	—	(572)
Interest income	1	2	3	6
Interest expense	(5)	(3)	(14)	(356)
Derivatives gains	—	—	—	605
Total other (expense) income	(4)	(1)	(11)	19,068
Net loss from continuing operations	(2,039)	(1,893)	(5,911)	(4,501)
Income (loss) from discontinued operations	82	(265)	318	(7,121)
Net loss	$(1,957)	$(2,158)	$(5,593)	$(11,622)

Basic and diluted net loss per share from continuing operations	$(0.19)	$(0.25)	$(0.62)	$(0.59)
Basic and diluted net income (loss) per share from discontinued operations	0.01	(0.03)	0.03	(0.94)

Basic and diluted net loss per share	$(0.18)	$(0.28)	$(0.59)	$(1.53)

Basic and diluted weighted average common shares outstanding	10,704,121	7,620,079	9,608,439	7,609,808

CONSOLIDATED BALANCE SHEET INFORMATION:

	September 30,	December 31,
	2011	2010

Total cash and cash equivalents	$7,858	$6,556
Total assets	$11,109	$9,587
Total liabilities	$1,074	$1,371
Total shareholders’ equity	$10,035	$8,216